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                                   EXHIBIT 24

                               POWERS OF ATTORNEY


         Each person whose signature appears below hereby authorizes Richard W. Parod and Bruce C. Karsk, and each of them severally, as attorney-in-fact, to sign on his behalf, individually and in each capacity stated below, (a) the Registration Statement on Form S-8 for the Lindsay Manufacturing Co. 2001 Long-Term Incentive Plan and any pre or post-effective amendments thereto, and
(b) the Registration Statement on Form S-3 relating to the registration of up to 350,000 shares of common stock, par value $1.00 per share, of Lindsay Manufacturing Co. for sale by Richard W. Parod and any pre or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission.

             SIGNATURE                     TITLE                        DATE
             ---------                     -----                        ----

/s/ Richard W. Parod           Director, President and Chief        May 3, 2002
---------------------------    Executive Officer
Richard W. Parod

/s/ Bruce C. Karsk             Executive Vice President, Chief      May 3, 2002
---------------------------    Financial Officer, Treasurer and
Bruce C. Karsk                 Secretary

/s/ Howard G. Buffett          Chairman                             May 3, 2002
---------------------------
Howard G. Buffett

/s/ Michael Christodolou       Director                             May 3, 2002
---------------------------
Michael Christodolou

/s/ Larry H. Cunningham        Director                             May 3, 2002
---------------------------
Larry H. Cunningham

/s/ William F. Welsh           Director                             May 3, 2002
---------------------------
William F. Welsh

/s/ J. David McIntosh          Director                             May 3, 2002
---------------------------
J. David McIntosh